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                                                                    Exhibit 23.3
                                                                    ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Avant! Corporation

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 24, 1997 on the December 31, 1996 consolidated financial statements of Technology Modeling Associates, Inc. included in Avant! Corporation's Form 8-K/A filed with the Securities and Exchange Commission on June 11, 1998.



San Jose, 1998                          /s/ Arthur Andersen
October 2, 1998                         -----------------------------
                                            Arthur Andersen LLP